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                                   EXHIBIT 21

                         INTRUSION INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

     The following table lists the subsidiaries of the Registrant as of February 26, 2002, the state or other jurisdiction of incorporation and the names under which such subsidiaries do business. The Registrant owns all of the outstanding voting securities of each subsidiary.

                                                                          Name under
                                         Jurisdiction of                which Subsidiary
       Name of Subsidiary                  Organization                 is doing business
--------------------------------        -----------------        -------------------------------

 Intrusion.com GmbH                          Germany                    Intruson.com GmbH

 Intrusion.com Limited                   United Kingdom               Intrusion.com Limited

 Intrusion.com Ltd.                      United Kingdom                Intrusion.com Ltd.

 Intrusion.com SARL                          France                    Intrusion.com SARL

 Intrusion.com Sdn. Bhd.                    Malaysia                 Intrusion.com Sdn. Bhd.
